UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 11, 2017 (April 6, 2017)

CAPSTONE TURBINE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15957	95-4180883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of Principal Executive Offices) (Zip Code)

(818) 734-5300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 6, 2017, Yon Y. Jorden, 62, has been elected to the Board of Directors of Capstone Turbine Corporation (“the Company”).  Ms. Jorden has served as director for Maxwell Technologies (NASDAQ: MXWL), a leader in development and manufacturing of energy storage and power delivery solutions. She was appointed a director in May 2008. She serves as the chairperson of the compensation committee and is also a member of the audit committee and the governance and nominating committee, the latter of which she has previously served on as chairperson. Ms. Jorden, also currently serves as a director and finance committee member of Methodist Health System, a not for profit Texas-based hospital system. Ms. Jorden also serves on the Board of Governors for the Dallas Symphony Association as audit committee chair, finance committee chair and executive committee. She is also a member of the Board of Directors of the World Affairs Council of Dallas–Fort Worth. Prior to her current roles, Ms. Jorden also served as a director and chairperson of the audit committee of Magnatek, Inc., (NASDAQ: MAG) manufacturer of digital power control systems, U.S. Oncology, a privately-held oncology services company, and BioScrip, (NASDAQ: BIOS) national provider of infusion and home care management solutions. In these companies she served on various board of director committees including the governance and nominating committee. During a business career spanning more than 25 years, she has served as chief financial officer of four publicly traded companies, most recently as Executive Vice President and Chief Financial Officer of AdvancePCS (Nasdaq: ADVP), a pharmacy benefits management company. She previously served in the position of Executive Vice President and Chief Financial Officer of Informix Corporation (NASDAQ: IFMX), a software and technology company. Before joining Informix Corporation, Ms. Jorden worked for Oxford Health Plans, Inc. (NYSE: OHP) as its Senior Vice President and Chief Financial Officer. Ms. Jorden also worked for Aera Energy LLC (private) as its Senior Vice President and Chief Financial Officer. Prior to such time, Ms. Jorden was employed by WellPoint, Inc. (NYSE: WLP) as its Senior Vice President and Chief Financial Officer. Ms. Jorden received her Bachelor of Science degree in Accounting from the California State University, Los Angeles. Earlier in her career she was a senior auditor with Arthur Andersen & Co., where she became a Certified Public Accountant (inactive) in the State of California.

Among her other skills and expertise, Ms. Jorden brings to the Board of Directors decades of extensive experience as both a chief financial officer as well as a board member in all areas of corporate governance and finance including mergers and acquisitions, structuring IPOs, restructurings, and managing public debt and equity offerings. Ms. Jorden is a board leadership fellow of the National Association of Corporate Directors, demonstrating her commitment and leadership as a board member.

Ms. Jorden’s term as a director will continue until the next annual meeting of the Company’s stockholders, when at which time she will stand for re-election. Ms. Jorden was identified by an external search firm. After review of Ms. Jorden’s experience and qualifications, the Company’s Nominating and Corporate Governance Committee recommended Ms. Jorden to the Board of Directors for approval. Ms. Jorden will also receive a grant of 23,913 restricted stock units, pending Board of Directors approval, which will vest on the date of the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit	Description
99	Press release dated April 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: April 11, 2017	By:	/s/ Jayme Brooks
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99	Press release dated April 11, 2017.